Exhibit 10.29

  Electronic Supervision Code:                 /

State-Owned Construction Land Use Right Transfer Contract

Formulated by the Ministry of Land and Resources of the People's Republic of China, and

The State Administration for Industry and Commerce of the People's Republic of China

Contract No.:
511302-2017-001

State-Owned Construction Land Use Right Assignment Contract

The Concerned Parties of this Contract:
Assignor: Nanchong Municipal Bureau of Land Resources, Shunqing District Branch;
Mailing Address: 19 Shunhe Street, Shunqing District, Nanchong City;
Postal Code: ____________/____________;
Tel: 0817-2586825;
Fax: ____________/____________;
Name of Opening Bank: ____________/____________;
Account No.: ____________/____________.

Assignee: Sichuan Xinda Enterprise Group Company Limited;
Mailing Address: Yinghua Industrial Park, Shunqing District, Nanchong City;
Postal Code: ____________/____________;
Tel: 17780900077;
Fax: ____________/____________;
Name of Opening Bank: ____________/____________;
Account No.: ____________/____________;

Chapter I General Provisions

Article 1 In accordance with the Real Right Law of the People's Republic of China, the Contract Law of the People's Republic of China, the Law of Land Administration of the People's Republic of China, the Law of the People's Republic of China on Administration of the Urban Real Estates, relevant administrative regulations and rules on land supply policies, the two parties enter this contract based on the principles of equality, voluntariness, compensation, honesty and credibility.

Article 2 The ownership of the assigned land belongs to the People's Republic of China. The Assignor can only assign the state-owned construction land use right to the Assignee in accordance with laws. The resources and objects buried there under shall continue to be owned by the State.

Article 3 The holder of the right to use construction land (the Assignee) has the right to possess, use and seek proceeds from the land owned by the state during the assignment term, and shall be entitled to the construction of buildings, fixtures and their auxiliary facilities by making use of such land.

Chapter II Delivery of the Assigned Land and Payment of the Assignment Charge

Article 4 The Registered No. of the land parcel under this contract is: 511302-2017-G-01, with a total area of (in Upper Case) One Hundred and Forty-three Thousands Seven Hundreds and Six square meters (in Lower Case 143706 square meters). Of which, the assigned land area of the land parcel is (in Upper Case) One Hundred and Forty-three Thousands Seven Hundreds and Six square meters (in Lower Case 143706 square meters).

The assigned land under this contract is located at Yinghua Industrial Park 2, Shunqing District, Nanchong City.

The ichnographic boundaries of the assigned land under this contract:  ____/____;
Please see the Sketch of Ichnographic Boundaries of the Assigned Land (Annex I).

The vertical limits of the assigned land under this contract are to take ____/____ as its upper limit while to take____/____as its lower limit, with the altitude difference of____/____meters. Please see the Sketch of Vertical Limits of the Assigned Land (Annex II).

The spatial extent of the assigned land refers to the closed space formed by the above-said boundary points posed by the vertical plane and the upper and lower elevation level.

Article 5 The use purpose of the assigned land under this contract is for industrial land .

Article 6 The Assignor agrees to deliver the assigned land to the Assignee prior to the date of April 28, 2017. And the Assignor agrees that the assigned land shall meet the following land conditions regulated in Section 2 of this article upon delivering the land.

1. To level the land and make it meet the conditions of ____________/____________;

    The infrastructure around the land shall include: ____________/____________;

2. Current Status: ____________/____________.

Article 7 The use term of the state-owned construction land use right under this contract is _50__ years, counting from the date when the assigned land is delivered according to the Article 6 of this contract. If applying for completion of the formalities on state-owned construction land use right which is previously allotted (or leased), the use term shall be counted from the date when the contract is signed.

Article 8 The assignment charge for the state-owned construction land use right under this contract is RMB (in Upper Case) Twenty Millions Six Hundreds and Ninety-three Thousands and Six Hundreds and Sixty-four (in Lower Case RMB 20693664) , with RMB (in Upper Case) Hundred and Forty-four  (in Lower Case RMB 144) per square meter.

Article 9 The advance deposit for the assigned land under this contract is RMB (in Upper Case) Six Millions, (in Lower Case RMB 6000000). The advance deposit shall be regarded as a part of the payment for the assignment charge.

Article 10 The Assignee agrees to pay the assignment charge in a lump-sum payment for the state-owned construction land use right according to Section 2 of this article:

1. The assignment charge for the state-owned construction land use right shall be paid up in lump-sum payment within _0 _days after this contract is signed.

2. The assignment charge for the state-owned construction land use right shall be paid in _1_ installment according to the following time and amount.

Installment 1  RMB (in Upper Case) Twenty Millions Six Hundreds and Ninety-three Thousands and Six Hundreds and Sixty-four (in Lower Case RMB 20693664), payment period: before March 29, 2017.

If the assignment charge for the state-owned construction land use right is paid in installments, the Assignee agrees to pay interests to the Assignor. When the second installment and each installment thereafter are paid according to payment schedule, the interests shall be paid based on the interest rate published by the People's Bank of China (PBOC) on the date when the first installment occurs.

Article 11 After paying up all the assignment charges of the land parcel in accordance with this contract, the Assignee may apply  for the Certificate of State-owned Construction Land Use Right Assignment by presenting this contract and payment receipt of the assignment charge.

Chapter III The Development, Construction and Utilization of the Assigned Land

Article 12 The Assignee agrees the investment intensity to develop the assigned land under this contract shall be meet the criteria stipulated in Section 1_ of this article:

1. Where the assigned land under this contract is used for construction of industrial projects, the Assignee agrees the fixed assets invested in the land under this contract are not less than the approved amount or the amount put on file, RMB (in Upper Case) ____/____ (in Lower Case RMB ____/____) and the investment intensity is not less than RMB (in Upper Case) ____/____ (in Lower Case RMB ____/____) per square meter. The investment of fixed assets to the assigned land under this contract shall include buildings, fixtures and their auxiliary facilities as well as the assignment charge.

2. Where the assigned land under this contract is used for construction of non-industrial projects, the Assignee guarantees the total investment to the assigned land under this contract is not less than RMB (in Upper Case) ____/____ (in Lower Case RMB ____/____).

Article 13 The new buildings, fixtures and their auxiliary facilities established on the assigned land under this contract shall be satisfied with the planning conditions for the assigned land regulated by the municipal (county) planning administrations. (Please see Annex III).

The nature of the main building is _____industrial___;
The nature of the affiliated buildings is ____/____;
The total construction area is 143706 square meters.
The floor area ratio (FAR) is not more than___/____not less than __1___;
Building Height Limitation: ____/____;
Building Density is not more than __/___ not less than ___40%__;
Greening Rate is not more than__/___not less than ____/____;
Other requirements for the land use: ____/____.

Article 14 The Assignee agrees to develop the assigned land under this contract according to Section 1 of this article:

1. The assigned land under this contract is used for construction of industrial projects. In accordance with the planning and designing conditions regulated by the planning departments, within the boundaries of the assigned land under this contract, the land used for office buildings and life and service facilities shall not be more than _/__% of the total area of the assigned land, that is, not more than _/__square meters, and the construction area shall not be more than _/__ square meters. The Assignee agrees not to build unproductive facilities on the assigned land under this contract, including residential packages, experts residence, hotel, guest house or training center etc.

2. The assigned land under this contract is used for construction of residential projects. In accordance with the planning and construction conditions regulated by the planning and construction departments, within the boundaries of the assigned land under this contract, the total number of apartments shall not be less than__/__sets, of which, the apartments with the construction area of less-than 90 square meters shall not be less than__/__sets, and the requirement of the residential construction shall be__/__. Within the boundaries of the assigned land under this contract, the land area used for developing apartments under 90 square meters shall be no less than__/__% of the total area of the assigned land. In case the economically affordable housing and low-rent housing are developed within the boundaries of the assigned land under this contract, the Assignee agrees to do according to Approach __/__of this section upon completion of construction.

a) To transfer to the local government;
b) To be purchased by the local government;
c) To implement relevant administrative regulations on construction and sales of economically affordable housing and low-rent housing;
d) ____/____.

Article 15 The Assignee agrees to construct the following necessary facilities within the boundaries of the assigned land under this contract, and voluntarily transfer to the government upon completion of construction: ____/____.

Article 16 The Assignee agrees that the construction projects on the assigned land under this contract shall commence prior to April 28, 2018 and complete prior to April 28, 2019.

In case the commencement of construction needs to be deferred, the Assignee shall submit the application for deferral to the Assignor 30 days in advance. After the deferral of commencement is approved by the Assignor, the date of completion shall be deferred accordingly. But the deferral shall not exceed one year.

Article 17 During the construction on the assigned land under this contract, where water supply, gas supply, power supplies, sewage disposal, and other facilities need to be connected with the main pipelines outside of the assigned land, the Assignee agrees to do according to relevant rules.

The Assignee agrees the entering, passing and crossing of any kind of pipelines laid by the government for public purposes. However, in case where the land use functions are affected, the government or relevant departments shall make reasonable compensations.

Article 18 The Assignee shall utilize the land according to this contract. Any alteration of land-use purpose and plot ration is prohibited. Within the assignment term, where the land use purpose needs to be altered, both parties agree to do according to Section 1 of this article.

1. The Assignor shall withdraw the construction land use right with compensation to the Assignee;

2. To go through the approval formalities of altering the land use purpose in accordance with laws, to sign an alteration agreement on the state-owned construction land use right transfer or sign a new contract on the state-owned construction land use right transfer. The Assignee shall make a supplementary payment for the balance between the evaluated market price of the construction land use right with the new purpose and the evaluated market price of the construction land use right with the previously approved purpose. The evaluated market price shall subject to the time when the alteration of the land use purpose is approved. The registration of altering the land use right shall be undertaken.

Article 19 Within the use term of the assigned land under this contract, the government reserves its right to adjust the planning of the assigned land under this contract. If the original planning needs to be modified, it shall not affect the existing buildings on the assigned land parcel. But when transforming, renovating and rebuilding the buildings, fixtures and their affiliated facilities on the assigned land within the use term, or when applying for renewal of the contract upon expiration of use term, the adjusted planning shall prevail.

Article 20 If Assignee utilizes the state-owned construction land use right in accordance with law, The Assignor shall not withdraw before the use term in this contract expires. Under special circumstances, where the Assignor needs to withdraw the state-owned construction land use right for the purpose of social public interests before expiration of use term, approval formalities shall be needed in accordance with laws. And the Assignor shall compensate the Assignee according to the value of buildings, fixtures and their affiliated facilities on the assigned land at the time of withdrawal, the evaluated market price of the remained use term of the state-owned construction land use right and the evaluated direct loss arising from the withdrawal.

Chapter IV The Transfer, Lease and Mortgage of the State-Owned Construction Land Use Right

Article 21 After paying up the assignment charge of the state-owned construction land use right in accordance with this contract, and obtains the Certificate for the Use of State-owned Land, the Assignee is entitled to transfer, lease or mortgage all or part of the state-owned construction land use right to a third party. Where the first transfer occurs, it shall meet the conditions regulated in the Section 1 of this article:

1.  The investment and development to the assigned land shall have started in accordance with this contract, and 25% or above of the total investment have been made;

2.  The investment and development shall have started in accordance with this contract, and the assigned land has formed conditions for industrial purpose or other construction purposes.

Article 22 The contracts on transfer, lease and mortgage of the state-owned construction land use right shall not violate the laws and regulations of the country and the articles of this contract.

Article 23 Where all or part of the state-owned construction land use right is transferred, the rights and obligations specified in this contract and in the land registration documents shall be transferred accordingly. The use term of the transfer contract for the assigned land is the remainder of the use term specified in this contract minuses the number of the years in which the Assignee has used the land.

Where all or part of the state-owned construction land use right is leased, the rights and obligations specified in this contract and in the land registration documents shall be still borne by the Assignee.

Article 24 Where the state-owned construction land use right is transferred or mortgaged, both parties related to the transfer and mortgage shall apply for registration of changes for the land use right at the land and resources administrative department by presenting this contract, transfer contract or mortgage contract, and the Certificate for the Use of State-owned Land.

Chapter V Expiration of Use Term

Article 25 When the use term agreed in this contract expires, and the land user intends to continue to use the assigned land under this contract, an application for renewal shall be submitted to the Assignor no less than one year before the use term expires. The Assignor shall approve the renewal unless the Assignor needs to withdraw the assigned land under this contract for the purposes of social and public interests.

In respect of the construction land use right for residential purpose, when the use term expires, it shall be renewed automatically.

When the Assignor agrees on the renewal, the land user shall complete the compensable land-use formalities in accordance with laws. The compensable land use contract on assignment or lease shall be signed again. And, the assignment charge or rental shall be paid.

Article 26 In case the use term of the assigned land expires and the land user applies for renewal, but fails to get approved by the Assignor for the purpose of social and public interests, the land user shall return back the Certificate for the Use of State-owned Land. The cancellation of registration for the state-owned construction land use right shall be undertaken in accordance with regulations. The state-owned construction land use right shall be taken back by the Assignor without compensation. In respect of the buildings, fixtures and their affiliated facilities on the assigned land under this contract, the Assignor and the land user agree to conduct according to Section 1 of this article:

1. The Assignor shall take back the above-ground buildings, fixtures and their affiliated facilities on the assigned land, and give reasonable compensation to the land user based on the residual value of these buildings, fixtures and their affiliated facilities at the time of taking back.

2. The Assignor shall take back the above-ground buildings, fixtures and their affiliated facilities on the assigned land without compensation.

Article 27 In case the use term of the assigned land expires, the land user fails to apply for renewal, the land user shall return back the Certificate for the Use of State-owned Land. And the cancellation of registration for the state-owned construction land use right shall be undertaken in accordance with regulations. The Assignor shall take back the state-owned construction land use right without compensation. The above-ground buildings, fixtures and their affiliated facilities on the assigned land shall be taken back by the Assignor without compensation. The land user shall guarantee the normal functions of the above-ground buildings and other objects thereon. Deliberate destructions are not allowed. Where the above-ground buildings, fixtures and their affiliated facilities lost their normal functions, the Assignor may request the land user to remove or dismantle the above-ground buildings, fixtures and their affiliated facilities to restore the leveled ground on the assigned land.

Chapter VI Force Majeure

Article 28 Either of the parties shall be exempted from responsibility in case when force majeure occurs, all or part of this contract cannot be implemented. But the concerned party shall take any necessary remedial measures to reduce the losses caused by the force majeure. The concerned party shall not be exempted from responsibilities when force majeure occurs during delay of performance.

Article 29 When force majeure occurs, the prevented party shall notify the other party in written form by mail, cable or fax within 7 days to provide the detailed information of the events, and within 15 days after the occurrence of force majeure, a valid document for evidence shall be provided to the other party to explain its inability to implement or delay the execution of all or part of this contract.

Chapter VII Liabilities for Breach of the Contract

Article 30 The Assignee shall pay in due time the assignment charge of the state-owned construction land use right according to the terms of this contract. In case the Assignee fails to pay on schedule the assignment charge of the state-owned construction land use right, the daily penalty to the Assignee is to pay to the Assignor  1  ‰ of the deferred payment starting from the first day after exceeding the time limit. In case the Assignee fails to pay the assignment charge of the state-owned construction land use right after 60 days, and neglects the Assignor's urges for payment, the Assignor has the right to terminate this contract, and the Assignee has no right to request the Assignor to refund the advance deposit. The Assignor may claim damages to the Assignee.

Article 31 In case the Assignee terminates its investment and construction on the assigned land for any reason whatsoever attributable to the Assignee, and proposes to the Assignor to request to terminate the contract and return back the assigned land, the Assignor shall report for approval to the people's government which approves the land right use assignment plan. After approval, the Assignor shall, according to the following agreements, refund all or part of the assignment charge of the state-owned construction land use right (without interest) except for the advance deposit determined in this contract, and withdraw the state-owned construction land use right. All the established buildings, fixtures and their affiliated facilities within the boundaries of the assigned land shall not be compensated while the Assignor may request the Assignee to remove or dismantle the established buildings, fixtures and their affiliated facilities to restore the leveled ground. But in case the Assignor is willing to take advantage of the established buildings, fixtures and their affiliated facilities within the boundaries of the assigned land, the Assignor shall make reasonable compensation to the Assignee.

1. Where the Assignee makes an application to the Assignor 60 days earlier than the first year after the commencement date of construction determined in this contract, the Assignor shall refund all the paid assignment charge of the state-owned construction land use right except for the advance deposit.

2. Where the Assignee makes an application to the Assignor 60 days earlier than the second year after the commencement date of construction determined in this contract, the Assignor shall refund the reminder of the assignment charge of the state-owned construction land use right after the advance deposit and the charges for idle land are deducted in accordance with regulations.

Article 32 The assigned land is left unused for more than one year but less than two years for any reason whatsoever attributable to the Assignee, the Assignee shall pay the charge for idle land in accordance with laws. In case the construction on the assigned land doesn't commence, resulting in the land left unused, for more than two years, the Assignor has the right to take back the state-owned construction land use right without compensation.

Article 33 In case the assignee fails to commence the construction on the date in accordance with this contract or the other date agreed for extension of commencement of the construction, the assignee should pay the penalty, for each delay day, which is equal to the ___1___‰ of the total price of State-owned construction land transfer and the assignor is entitle to request the assignee make further performance of contract liability.

In case the assignee fails to complete the construction on the date in accordance with this contract or the other date agreed for extension of completion of the construction, the assignee should pay the penalty, for each delay day, which is equal to the ___1___‰ of the total price of State-owned construction land transfer.

Article 34 In case that total investment in fixed assets, investment intensity and total investing amount failure to meet the standard hereof, the assignor can require the assignee to pay, at the rate in accordance with the actual difference in the agreed total investment and the target of invested intensity, the breach penalty which is equal to the same proportion amount of State-owned construction land transfer and the assignor is entitle to request the assignee make further performance of contract liability.

Article 35 In case any index of building volume rate, building density and other relating to the said land hereunder is lower than the minimum standard herein, the assignor can, in accordance with the proportion of actual difference to the agreed minimum standard, require the assignee pay the breach penalty as the same proportion of amount of State-owned construction land transfer and the assignor is entitle to request the assignee make further performance of contract liability. Where and if the any index such as building volume, building density and others is higher than the highest standard, the assignor is entitle to withdrawal the proportion which higher than the highest standard, and require the assignee, in accordance with the proportion of actual difference to the agreed minimum standard, pay the breach penalty as the same proportion of amount of State-owned construction land transfer.

Article 36 In case any of index such as the green land rate, proportion of the enterprise administration and the life serving of the industry item and construction areas of the enterprise administration and the life serving and other, the assignee shall pay the breach penalty be equal to __1__‰ of the price of assigned land and removal of the greening and construction facilities by itself to the assignor.

Article 37 The assignor should, upon the payment of the State-owned land use right by the assignee hereunder, deliver the assigned land on schedule agreed herein. Where the extension of occupation of such land due to the failure of deferred delivery by the schedule, the assignor should pay the breach penalty of __/___‰, per day, of the price for the State-owned land use right to the assignee and the term of land use-year shall be commencement from actual delivery date. In case of the extension of delivery exceed 60 (sixty) days and the failure to do so upon the urge of the assignee which is entitle to rescind this contract. The assignor should make the refund of double the deposit and the other parts of the price of assigned State-own land use paid by the assignee by which the damages could be claimed.

Article 38 In case of the failure of land's delivery in schedule or of satisfaction of the conditions agreed herein, or alteration of the condition of use in unilateralism, the assignee shall have the rights and authority to require the assignor to fulfill its performance of responsibilities hereunder and indemnify the direct damages arising from the delay of the performance. The term of land use-year shall be commencement from the day on which the satisfaction of agreed conditions.

Chapter VIII  Applicable Laws and Disputes Settlement

Article 39 The formation, validity, interpretation, performance of settlement of disputes shall be governed by the laws of People's Republic of China.

Article 40  Any dispute arising from the performance of this contract shall be resolved through consultation by the parties hereto, and in case of failure of negotiation, shall be taken by settlement agreed pursuant to Section 2 of this article:

1. Submit to      /       Arbitration Committee for arbitration.

2. Submit to People's Court for litigation.

Chapter IX Supplementary Provisions

Article 41 The scheme of the land transfer has been proved by the People's Government of Shunqing District, Nanchong City. This contract shall be take effect from the date of execution of the parties hereto.

Article 42 The parties hereto hereby guarantee that the contents such as name, mail address, phone number, facsimile, bank account and agent and so on are in authenticity and full force and effect, in case of any change of each party, shall give, within 15 days from the change, the notice in writting to other party, otherwise the responsibilities to fail to inform shall be borne by the party with changing information.

Article 43 The total pages hereof include this contract and annexes are twenty-one (21). The Chinese version shall prevail.

Article 44 The price, sum and acreage and other items herein should be written in word and number which should be accordant, otherwise the word shall prevail.

Article 45 The items without being stipulated herein could be made in the annex hereto and with same legal effect.

Article 46 This contract is made in four (4) copies, the assignor and assignee shall hold two (2) copies respectively with same legal force.

The Assignor (Seal)	The Assignee ( Seal)
The Legal Representative (or Authorized Agent) ( Signature )	The Legal Representative (or Authorized Agent) ( Signature )
March 13, 2017

Annex 1

Sketch of Ichnographic Boundaries of the Assigned Land

Annex II

Sketch of Vertical Limits of the Assigned Land

Annex III

Planning Conditions for the Assigned Land Regulated by the _____Municipal (County) Planning Administrations